Ex 99.1

SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
(214) 631-1166

Contact:	Harry J. White, Jr.
Chief Financial Officer
(214) 631-1166

SILVERLEAF RESORTS, INC. ANNOUNCES
QUOTATION OF STOCK ON OTCBB

     DALLAS, Texas. (February 13, 2004) — Silverleaf Resorts, Inc. (OTC:SVLF) today announced that, effective as of February 13, 2004, transactions involving its shares of common stock will be eligible for quotation on the OTC Bulletin Board (“OTCBB”) under the symbol “SVLF.” An application to commence quotation of the Company’s stock was filed with the NASD OTC Compliance Unit by a market maker in January.

     Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates 12 timeshare resorts in various stages of development. Silverleaf Resorts offer a wide array of country club-like amenities, such as golf, swimming, horseback riding, boating, and many organized activities for children and adults. Silverleaf has an ownership base of over 110,000.

     This release contains certain forward-looking statements that involve risks and uncertainties and actual results many differ materially from those anticipated. The Company is subject to specific risks associated with the timeshare industry, the regulatory environment, and various economic factors. These risks and others are more fully discussed under the heading “Cautionary Statements” in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s amended 2002 Annual Report on Form 10K/A (pages 20 through 28 thereof) filed on October 20, 2003.